UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2013

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses

On December 12, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) approved the distribution of a cash bonus from the executive bonus pool to certain executive officers of the Company for their services rendered in 2013. For fiscal 2013, the aggregate amount of the executive bonus pool depends upon, among other factors, the amount by which (i) the Company’s revenue growth exceeded that of the Company’s serviceable area market (“SAM”) (with the market for discrete products weighted 80% and the market for analog products weighted 20%) and (ii) the Company’s net income exceeded that of the prior year indexed to the industry revenue growth.

The Committee allocated the executive bonus pool among certain executive officers based on the workload and areas of responsibilities of each executive officer during 2013 and the Committee’s assessment of the contribution made by each executive officer to the achievement of the Company’s performance. For fiscal 2013, the projected executive bonus pool is estimated to be $3,718,108, of which the Committee awarded $2,100,000 (subject to adjustment). The Committee awarded cash bonuses to the following named executive officers of the Company for services rendered in fiscal 2013:

Name	Position	Amount Awarded	Amount Paid[1]
Keh-Shew Lu	President and Chief Executive Officer	$750,000	$600,000
Richard D. White	Chief Financial Officer, Secretary and Treasurer	250,000	200,000
Mark A. King	Senior Vice President – Sales and Marketing	170,000	136,000
Edmund Tang	Vice President – Corporate Administration	162,000	129,600
Joseph Liu	Senior Vice President – Operations	195,000	156,000

The Company may pay the remaining balance of the amounts awarded during the first quarter of the fiscal year 2014 to such executive officers conditioned upon a positive net profit for the fiscal year 2013 and after adjustment to reflect (i) the actual performance of the Company as reported on its audited financial statements for the fiscal year 2013 and (ii) the actual performance of the Company’s SAM (excluding Japan) for 2013 compared to 2012 as determined by WSTS, all subject to further adjustment(s) in the discretion of the Committee.

[1]	The column “Amount Paid” lists actual amounts authorized by the Committee for payment on or before December 31, 2013, which equal 80% of the awarded amounts listed in the column “Amount Awarded” in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2013		DIODES INCORPORATED

	By:	/s/ Richard D. White
Richard D. White,
Chief Financial Office